SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        January 4, 2006
                                                --------------------------------


Commission       Registrant, State of Incorporation,         I.R.S. Employer
File Number      Address and Telephone Number                Identification No.

1-3526           The Southern Company                        58-0690070
                 (A Delaware Corporation)
                 30 Ivan Allen, Jr. Blvd. NW
                 Atlanta, Georgia 30308
                 (404) 506-5000


               270 Peachtree Street, N.W., Atlanta, Georgia 30303
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01         Other Events.

         See Note (P) to The Southern Company's ("Southern Company") Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. On January 4, 2006, Southern Company Gas, LLC ("Southern Company Gas") completed the sale of substantially all of its assets, including natural gas inventory, accounts receivable, and customer list, to Gas South, LLC ("Gas South"), an affiliate of Cobb Electric Membership Corporation. Southern Company Gas' sale of such assets was pursuant to a Purchase and Sale Agreement dated November 18, 2005 between Southern Company Gas and Gas South, for an aggregate purchase price of approximately $127 million, subject to certain adjustments. This sale will have no material impact on Southern Company's net income for the quarter ended March 31, 2006.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 6, 2006                  THE SOUTHERN COMPANY



                                        By         /s/Patricia L. Roberts
                                          -------------------------------------
                                                     Patricia L. Roberts
                                                     Assistant Secretary